Exhibit 99.2

FOR IMMEDIATE RELEASE	CONTACT:	David Tinkham
Chief Financial Officer
(312) 917-4288

HORIZON GROUP PROPERTIES ANNOUNCES FOURTH QUARTER 2002 RESULTS

(Chicago, Illinois – March 31, 2003)  — Horizon Group Properties, Inc. (HGP) (NASDAQ: HGPI), an owner, operator and developer of factory outlet and power centers, today announced that the fourth quarter of 2002 resulted in a net loss of $16.4 million, or $5.70 per share.  The loss includes a provision for impairment of $17.0 million related to four properties subject to non-recourse indebtedness on which HGP is currently in default.  This compares to a loss of $1.0 million or $.36 per share for the same quarter a year earlier.  The twelve months ended December 31, 2002 produced a net loss of $21.7 million or $7.55 per share compared to a loss of $19.4 million or $6.76 per share for the same period a year earlier.  The prior year loss included a provision for impairment of $18.0 million.

Funds From Operations (FFO) for the three months ended December 31, 2002 were a loss of $948,000 or $.28 per share compared

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to income of $280,000 or $.08 per share in the same period in the prior year.  Excluding the results of the six properties subject to the non-recourse loans which are in default, FFO for the fourth quarter of 2002 were $383,000 or $.11 per share compared to $1,344,000 or $.40 per share for the same period in the prior year.  The results for the fourth quarter of 2001 included gains from sales of real estate of  $600,000 or $.18 per share.  There were no similar gains in the fourth quarter of 2002.

Fourth Quarter Statistics

Leasing

•                  Portfolio occupancy increased slightly, to 76.1% from 76.0% at the end of the fourth quarter of 2001.  It decreased slightly from 76.9% at the end of the third quarter of 2002.

•                  Centers showing increases in occupancy included Laughlin, Nevada at 92.2% at the end of 2002 up from 83.9% a year earlier, Warrenton, Missouri at 94.9% at the end of 2002 up from 86.4% a year earlier and Medford, Minnesota at 91.5% at the end of 2002 compared to 84.2% a year earlier, Traverse City, Michigan at 89.8% at the end of 2002 compared to 82.1% a year earlier.

•                  Renewed 216,878 square feet of leases or 80% on or before their expiration (including tenants remaining in occupancy past expiration).

•                  Executed 65,264 square feet of new leases including a 15,214 square foot expansion of Hobby Lobby at Lakeshore Marketplace and 7,500 square feet for Casual Corner in

Laughlin.  Nike executed a lease for 13,000 square feet as the anchor tenant for Phase II of Tulare, California.

•                  New tenants taking occupancy commencing in the fourth quarter of 2002 included Wilson’s Leather, taking 4,500 square feet at Warrenton, Fields Fabrics occupying 9,200 square feet in Holland, Michigan and Jewelry Factory, opening a 5,000 square foot store in Laughlin.

Sales

•                  Same space sales decreased 2.2% for the entire portfolio for the twelve months ended December 31, 2002 compared to the same period a year earlier.  Centers showing significant gains over the prior twelve month period include Tulare, California up 11.1%, Gretna, Nebraska, up 4.6% and Traverse City, Michigan, up 3.7%.

•                  Same store sales for December decreased by 4.7% for HGP’s outlet portfolio, compared to the 2.8% decline in outlet center sales reported by the International Council of Shopping Centers.  For the twelve months ended December 31, 2001, same store sales decreased 4.6% compared to the 2.9% decline in outlet center sales reported by the International Council of Shopping Centers.

Commenting on the Company’s fourth quarter and year-end results, HGP’s Chairman, President and Chief Executive Officer, Gary J. Skoien, said,  “We are thrilled to have Nike as the anchor for the expansion of our center in Tulare.  Despite weak results for the industry, Tulare continues to thrive.  This expansion should further propel its performance.”  Mr. Skoien added, “We are continuing our discussions on restructuring the debt on the six properties that is currently in default and are cautiously optimistic that we will reach agreement on a mutually beneficial solution with the special servicer on these loans.”

Based in Chicago, Illinois, Horizon Group Properties, Inc. has 11 factory outlet centers and one power center in 9 states totaling more than 2.5 million square feet.

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Financial Tables To Follow

Safe Harbor Statement: The statements contained herein, which are not historical facts, are forward-looking statements based upon economic forecasts, budgets, and other factors which, by their nature, involve known risks, uncertainties and other factors which may cause the actual results, performance or achievements of Horizon Group Properties, Inc. to be materially different from any future results implied by such statements.  In particular, among the factors that could cause actual results to differ materially are the following: business conditions and the general economy, competitive factors, interest rates and other risks inherent in the real estate business.  For further information on factors which could impact the Company and the statements contained herein, reference is made to the Company’s filings with the Securities and Exchange Commission.

HORIZON GROUP PROPERTIES, INC.

Selected Financial Data

(audited)

(thousands, except per share data)

	For the three months ended December 31, 2002	For the three months ended December 31, 2001

Total revenue	$4,553	$4,945
Total expense	23,913	6,834
Minority interests	2,981	280
Loss from continuing operations	(16,379)	(1,609)

Income from discontinued operations, net of minority interests	16	68
Net gain on sale of real estate, net of minority interests	—	510
Net loss	$(16,363)	$(1,031)
Net loss per share - basic and diluted	$(5.70)	$(0.36)

Funds from operations - diluted	$(948)	$280
Funds from operations per share - diluted	$(0.28)	$0.08

	As of December 31, 2002	As of December 31, 2001

Selected balance sheet data:
Investment in real property	$94,308	$113,931
Accumulated depreciation	(13,435)	(15,348)
Real estate - held for sale	—	446
Real estate - discontinued operations	15,318	15,976
Other assets	8,486	9,378
Total assets	$104,677	$124,383

Total mortgage debt	$103,752	$103,135
Other liabilities	11,919	7,549
Minority interests	(2,303)	2,067
Shareholders’ equity	(8,691)	11,632
Total liabilities and shareholders’ equity	$104,677	$124,383

Weighted average shares and units outstanding - diluted	3,431	3,381

	For the year ended December 31, 2002	For the year ended December 31, 2001

Total revenue	$17,947	$20,261
Total expense	43,937	45,258
Minority interests	3,965	3,725
Loss from continuing operations	(22,025)	(21,272)

Income from discontinued operations, net of minority interests	212	558
Net gain on sale of real estate, net of minority interests	150	1,316
Net loss	$(21,663)	$(19,398)
Net loss per share - basic and diluted	$(7.55)	$(6.76)

Funds from operations – diluted	$(3,309)	$1,167
Funds from operations per share – diluted	$(0.97)	$0.35

	As of December 31, 2002	As of December 31, 2001

Selected balance sheet data:
Investment in real property	$94,308	$113,931
Accumulated depreciation	(13,435)	(15,348)
Real estate - held for sale	—	446
Real estate - discontinued operations	15,318	15,976
Other assets	8,486	9,378
Total assets	$104,677	$124,383

Total mortgage debt	$103,752	$103,135
Other liabilities	11,919	7,549
Minority interests	(2,303)	2,067
Shareholders’ equity	(8,691)	11,632
Total liabilities and shareholders’ equity	$104,677	$124,383

Weighted average shares and units outstanding - diluted	3,394	3,381

HORIZON GROUP PROPERTIES, INC.

Reconciliation of Net Loss to Funds From Operation

(audited)

(thousands, except per share data)

	For the three months ended
	December 31, 2002	December 31, 2001

Net loss	$(16,363)	$(1,031)
Minority interests of unitholders (in loss from continuing operations, discontinued operations and gain on sale of real estate)	(2,976)	(177)
Loss before minority interests	(19,339)	(1,208)

Adjustments for depreciation and amortization	1,364	1,488
Adjustment for provision for impairment	17,027	—

Funds from operations	$(948)	$280

Funds from operations per share - diluted	$(0.28)	$0.08

	For the year ended
	December 31, 2002	December 31, 2001

Net loss	$(21,663)	$(19,398)
Minority interests of unitholders (in loss from continuing operations, discontinued operations and gain on sale of real estate)	(3,900)	(3,393)
Loss before minority interests	(25,563)	(22,791)

Adjustments for depreciation and amortization	5,227	5,958
Adjustment for provision for impairment	17,027	18,000

Funds from operations	$(3,309)	$1,167

Funds from operations per share - diluted	$(0.97)	$0.35